Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 of our report dated April 28, 2023 relating to the consolidated financial statements of Apollomics Inc., appearing in the Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

April 1, 2024